UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2025

TAO Synergies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40458	46-1585656
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor
New York, New York 10036
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 242-0005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TAOX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the Special Meeting (as defined below) of TAO Synergies Inc. (the “Company”), stockholders approved an amendment and restatement of the Company’s 2020 Equity Incentive Plan (as amended and restated, the “Amended and Restated Equity Incentive Plan”) to increase the number of shares of common stock (“Common Stock”) reserved for issuance thereunder by 2,000,000 shares to 2,675,000 shares.

The foregoing description of the Amended and Restated Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Equity Incentive Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (the “Current Report”) and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 6, 2025, the Company held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the holders of 567,847 shares of the Company’s Common Stock, or approximately 35.23% of our outstanding shares of Common Stock, were represented in person or by proxy and, therefore, a quorum was present. At the Special Meeting, the Company’s stockholders considered three proposals, which are described briefly below and in more detail in the Proxy Statement. The final voting results for each proposal are set forth below.

Proposal 1 - Approval of the Issuance of Common Stock Underlying Shares of Convertible Preferred Stock and Warrants

The Company’s stockholders voted to authorize, for purposes of complying with Nasdaq Listing Rules 5635(c) and 5635(d), as applicable, the issuance of shares of Common Stock underlying shares of convertible preferred stock and warrants issued by the Company pursuant to the terms of (a) that certain Securities Purchase Agreement, dated June 9, 2025, by and among the Company and the investors named therein, (b) that certain Consulting Agreement, dated June 8, 2025, by and among the Company and the parties therein and (c) that certain engagement letter by and among the Company and GP Nurmenkari Inc. as placement agent, in an amount equal to or in excess of 20% of the Company’s Common Stock outstanding before the issuance of such convertible preferred stock and warrants (including upon the operation of anti-dilution provisions contained in such convertible preferred stock and warrants), by the following votes:

Shares Voted For	Shares Voted Against	Abstentions
500,450	66,872	525

Proposal 2 – Approval of Amendment to Equity Incentive Plan

The Company’s stockholders voted to approve a proposed amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan to, among other things, (a) increase the number of shares available for the grant of awards by 2,000,000 shares and (b) change the name of the Plan to “TAO Synergies Inc. 2020 Equity Incentive Plan”, by the following votes:

Shares Voted For	Shares Voted Against	Abstentions
492,781	73,988	1,078

Proposal 3 - Approval of Adjournment

The Company’s stockholders voted to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to adopt either of Proposal #1 or Proposal #2 or to establish a quorum, by the following votes:

Shares Voted For	Shares Voted Against	Abstentions
523,728	42,865	1,254

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Amended and Restated TAO Synergies Inc. 2020 Equity Incentive Plan
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAO SYNERGIES INC.

Date: August 8, 2025	By:	/s/ Robert Weinstein
	Name:	Robert Weinstein
	Title:	Chief Financial Officer